UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 23, 2018 (October 18, 2018)

Internap Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number)

12120 Sunset Hills Road, Suite 330, Reston, Virginia (Address of Principal Executive Offices)	20190 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-2(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On October 18, 2018, Internap Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Credit Suisse Securities (USA) LLC, as joint book-running managers and as representatives of the several underwriters (collectively, the “Underwriters”) named in the Underwriting Agreement, pursuant to which the Company agreed to sell to the Underwriters 4,210,527 shares of common stock (the “Firm Shares”) at a price to the public of $9.50 per share. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 631,579 shares of common stock at the public offering price, less the underwriting discount.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary indemnification obligations of the Company and the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and termination and other provisions customary for transactions of this nature. The representations, warranties and covenants of the Company contained in the Underwriting Agreement are made only for purposes thereof and as of specific dates, are solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the parties. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

The Company issued and delivered the Firm Shares on October 23, 2018. The net proceeds to the Company from the issuance of the Firm Shares were approximately $36.6 million, after deducting underwriting discounts and commissions and other estimated offering expenses.

The offering of the Firm Shares was made pursuant to an effective shelf registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on May 4, 2017 (File No. 333-214784), a base prospectus, dated May 4, 2017, included as part of the registration statement, and a prospectus supplement, dated October 18, 2018, filed with the SEC on October 22, 2018 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The foregoing summary of the Underwriting Agreement is qualified by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of October 18, 2018, by and among the Company, Jefferies LLC and Credit Suisse Securities (USA) LLC.

5.1	Opinion of Jenner & Block LLP.

23.1	Consent of Jenner & Block LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: October 23, 2018	By:	/s/ Richard Diegnan
Richard Diegnan
SVP and General Counsel